Exhibit (d)(1)

WARRANT AGREEMENT

Dated as of May __, 2007

by and between

RCN CORPORATION

and

HSBC Bank USA, National Association,

as Warrant Agent

____________________________________________________________
This Table of Contents does not constitute a part of this Warrant Agreement or have any bearing upon the interpretation of any of its terms or provisions.

i

WARRANT AGREEMENT (this "Warrant Agreement") dated as of May __, 2007, between RCN CORPORATION, a Delaware corporation (the "Company"), and HSBC Bank USA, National Association, a national banking association, as Warrant Agent (the "Warrant Agent").

WHEREAS, pursuant to the terms and conditions of the Offer to Purchase and Consent Solicitation Statement, dated April 27, 2007, the Company is offering to purchase any and all of its $125,000,000 outstanding 7.375% Convertible Second Lien Notes due 2012 (the "Notes") at a purchase price for each $1,000 of principal amount of Notes so tendered equal to (i) $1,133.00 in cash, (ii) an additional amount in cash equal to the accrued unpaid interest on the Notes to, but excluding, the date on which the Notes are purchased, and (iii) 42.63 warrants (the "Warrants");

WHEREAS, each Warrant represents the right to purchase one share of common stock, par value $0.01 per share, of the Company (the "Common Stock");

WHEREAS, the Company desires HSBC Bank USA, National Association to act as the Warrant Agent on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant certificates and other matters as provided herein; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as warrant agent for the Company in accordance with the express (and no implied) instructions set forth hereinafter in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 2. Warrant Certificates. The certificates evidencing the Warrants to be delivered pursuant to this Warrant Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto ("Warrant Certificates") and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (with execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any exchange, inter-dealer quotation system or regulated quotation service on which the Warrants may be listed or quoted, as the case may be.

SECTION 3. Issuance of Warrants. Upon issuance in accordance with Section 5, each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby entitles the holder, upon proper exercise, to receive from the Company, as adjusted as provided herein, one share of the Common Stock at the Exercise Price (as defined in Section 7).

SECTION 4. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President and by the Secretary or any Assistant Secretary under its corporate seal. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. Each such signature upon any Warrant Certificate may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary at the time of entering into this Warrant Agreement, notwithstanding the fact that at the time any Warrant Certificate shall be countersigned by the Warrant Agent and delivered or disposed of by the Company he shall have ceased to hold such office, so long as, and the Company hereby represents that, under the Company's charter and by-laws, any Warrants or shares of the Common Stock so issued would be validly issued. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer, so long as, and the Company hereby represents that, under the Company's charter and by-laws, any Warrants or shares of the Common Stock so issued would be validly issued. For purposes hereof, "person" shall be interpreted broadly to include an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, national banking association, trust, trustee, estate, unincorporated organization, government, governmental unit, agency, or political subdivision thereof, or other entity.

Warrant Certificates shall be dated the date of countersignature by the Warrant Agent and shall represent one or more whole Warrants.

SECTION 5. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a Warrant register as they are issued by the Company. The Warrant register will show the names and addresses of the respective holders of the Warrants, the numbers of Warrants evidenced on the face of each Warrant Certificate and the date of each Warrant Certificate.

Warrant Certificates shall be manually countersigned by the Warrant Agent upon written instructions of the Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary of the Company and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary of the Company, initially countersign and deliver Warrant Certificates entitling the holders thereof to purchase one share of Common Stock per Warrant (but subject to adjustment as hereinafter provided) and shall countersign and deliver Warrant Certificates as otherwise provided in this Warrant Agreement.

The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

SECTION 6. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of by or at the direction of the Company in accordance with applicable law.

Warrant Certificates may be exchanged at the option of the registered holder(s) thereof, when surrendered to the Warrant Agent at the Warrant Agent Office (as defined in Section 7) during normal business hours for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by or at the direction of the Company in accordance with applicable law.

The Warrant Agent is hereby directed and authorized to countersign, in accordance with the provisions of this Section 6, the new Warrant Certificates issued pursuant to the provisions of this Section 6.

SECTION 7. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Warrant Agreement, each Warrant holder shall have the right, which may be exercised from the date of the original issuance of the Warrant Certificates and prior to 5:00 p.m. New York City Time, on June 21, 2012 (the "Expiration Date"), to exercise each Warrant and receive from the Company the number of fully paid and nonassessable shares of the Common Stock which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the aggregate Exercise Price then in effect for such shares of the Common Stock. In addition, prior to the delivery of any shares of the Common Stock that the Company shall be obligated to deliver upon proper exercise of the Warrants, the Company shall comply with all applicable federal and state laws, rules and regulations which require action to be taken by the Company. Each Warrant, when exercised, will entitle the holder thereof to purchase one share of the Common Stock at the Exercise Price, in each case as adjusted from time to time as herein provided. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease as of such time.

NO WARRANT OR ANY SHARES OF COMMON STOCK RECEIVED ON EXERCISE OF A WARRANT MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, (3) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. WARRANTS AND THE SHARES OF COMMON STOCK RECEIVED ON EXERCISE OF A WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED THEREBY.

A Warrant may be exercised upon surrender to the Company at the Warrant Agent Office referred to in Section 20 (the "Warrant Agent Office") of the Warrant Certificate or Warrant Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof (the "Exercise Notice") duly and properly completed and signed, which signature shall be guaranteed by an "Eligible Guarantor Institution" as defined in Rule 17Ad-15(2) promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and upon payment to the Warrant Agent for the account of the Company of the exercise price of $25.16 (the "Exercise Price"), as adjusted from time to time as herein provided, for each Warrant then exercised. Payment of the aggregate Exercise Price for all shares of the Common Stock being exercised in respect of a Warrant Certificate shall be made (a) in United States Dollars or (b) by certified or official bank check for United States Dollars made payable to the order of "RCN Corporation". In lieu of payment of the aggregate Exercise Price as aforesaid and subject to applicable law, the holder of a Warrant may elect to receive from the Company a number of shares of the Common Stock equal to the "Spread" by indicating such election in the Exercise Notice delivered by such Warrant holder. The "Spread" shall, subject to Section 14, be paid by the Company by delivering to such Warrant holder a number of shares of the Common Stock equal to (a)(i) the product of (x) the current market price per share of the Common Stock (as of the date of receipt of the Exercise Notice by the Company) multiplied by (y) the number of shares of the Common Stock underlying the Warrants being exercised, minus (ii) the product of (x) the Exercise Price, multiplied by (y) the number of shares of the Common Stock underlying the Warrants being exercised, divided by (b) the current market price per share of the Common Stock (as of the date of receipt of the Exercise Notice by the Company).

Subject to the provisions of Section 8, upon such exercise of Warrants and payment of the aggregate Exercise Price, the Company shall issue and cause to be delivered promptly to or upon the written order of the Warrant holder and in such name or names, as the Warrant holder may designate, a certificate or certificates for the number of full shares of the Common Stock issuable upon the exercise of such Warrants together with cash as provided in Section 14; provided, however, that if any Fundamental Transaction (as defined in Section 12(f)) is proposed to be effected by the Company or there is pending any tender offer or an exchange offer for shares of the Common Stock, upon such exercise of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of shares of the Common Stock issuable upon the exercise of such Warrants in the manner described in this sentence together with any cash as provided in Section 14. For purposes of this Warrant Agreement, a "business day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or obligated by law, regulation or executive order to close or remain closed. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of the Common Stock as of the close of business on the date of the exercise of such Warrants and payment of the aggregate Exercise Price. No fractional shares shall be issued upon exercise of any Warrants in accordance with Section 14.

The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part (in whole shares of the Common Stock) and, in the event that a Warrant Certificate evidencing Warrants is exercised in respect of fewer than all of the shares of the Common Stock issuable on such exercise at any time prior to the Expiration Date, a new Certificate evidencing the remaining Warrant or Warrants will be promptly issued, and the Warrant Agent is hereby irrevocably authorized and directed to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 7 and of Section 5, and the Company, whenever required by the Warrant Agent or under this Warrant Agreement, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by or at the direction of the Company in accordance with applicable law. The Warrant Agent shall (x) advise an authorized representative of the Company as directed by the Company by the end of each day on which Warrants were exercised (i) the number of shares of Common Stock issued upon exercise of a Warrant and the number of Warrants exercised, (ii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants after such exercise of the Warrants represented by each Warrant Certificate and (iii) such other information as the Company shall reasonably require and (y) concurrently pay to the Company all funds received by it in payment of the aggregate Exercise Price. The Warrant Agent shall promptly confirm such information to the Company in writing.

The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the holders of the Warrants during normal business hours at the Warrant Agent Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.

SECTION 8. Payment of Taxes. No service charge shall be made to any holder of a Warrant for any exercise, exchange or registration of transfer of Warrant Certificates, and the Company will pay all documentary stamp taxes attributable to the initial issuance of shares of the Common Stock upon the exercise of Warrants; provided, however, that neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for shares of the Common Stock in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates or the certificates representing the shares of the Common Stock unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 9. Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like date and tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and such indemnity and security therefor as is customary and reasonably satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

SECTION 10. Reservation of Shares of the Common Stock. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of the Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of the Common Stock upon exercise of Warrants, the maximum number of shares of the Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

The Company or the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase represented by the Warrants as aforesaid (the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized and directed to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will, upon request, provide or otherwise make available any cash which may be payable as provided in Section 14. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to the Warrant Agent and each holder pursuant to Section 15.

Before taking any action which would cause an adjustment pursuant to Section 12 to reduce the Exercise Price below the then par value per share (if any) of a share of the Common Stock, the Company will take all corporate action necessary, in the opinion of its counsel (which may be counsel employed by the Company), in order that the Company may validly and legally issue fully paid and nonassessable shares of the Common Stock at the Exercise Price as so adjusted.

The Company covenants that all shares of the Common Stock which may be issued upon exercise of Warrants will be, upon payment of the aggregate Exercise Price and issuance thereof, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof (other than any liens, charges and security interests created by the Warrant holder or the person to which the shares of the Common Stock are to be issued).

SECTION 11. Registration; Obtaining Stock Exchange Listings. The Warrants and the shares of Common Stock to be issued upon exercise of the Warrants shall be registered under the Securities Act in accordance with the Registration Rights Agreement, dated as of the date hereof, between the Company and the holders named therein, a form of which is attached hereto as Exhibit B. The Company shall use its best efforts to promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrants upon each national securities exchange and automated quotation system, as the case may be, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of such Warrant) and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of all then outstanding Warrants; and the Company shall use its best efforts to list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon exercise of the Warrants if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 11.

SECTION 12. Adjustment of Exercise Price and the Number of Shares of Common Stock Issuable. The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12. For purposes of this Section 12, "the Common Stock" means the Common Stock and any other capital stock of the Company, however designated, for which the Warrants may be exercisable from time to time.

(a)    Adjustment of Exercise Price: The Exercise Price shall be adjusted from time to time by the Company as follows:

(i)
In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Exercise Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 12(a)(vi)(5)) fixed for such determination and (B) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Exercise Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described herein is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

(ii)
In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(iii)
In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined Section 12(a)(vi)(3)) on the "ex" date fixed for the distribution, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect at the opening of business on the date after such "ex" date by a fraction of which (A) the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the "ex" date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which (B) the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the "ex" date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the "ex" date fixed for the distribution. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such date fixed for the distribution had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Company's Board of Directors.

(iv)
In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 12(a)(i) applies) or evidences of its indebtedness or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 12(a)(iii) and (2) dividends and distributions paid exclusively in cash (except as set forth in Section 12(a)(v)) (the foregoing hereinafter in this Section 12(a)(iv) called the "Additional Securities"), unless the Company elects to reserve such Additional Securities for distribution to the Warrant holders upon exercise of the Warrants so that any such Warrant holder exercising Warrants will receive upon such exercise, in addition to the shares of Common Stock to which such Warrant holder is entitled, the amount and kind of such Additional Securities which such Warrant holder would have received if such Warrant holder had exercised its Warrants immediately prior to the "ex" date for such distribution of the Additional Securities then, in each such case, the Exercise Price shall be reduced so that the same shall be equal to the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the "ex" date with respect to such distribution by a fraction of which (i) the numerator shall be the Current Market Price (determined as provided in Section 12(a)(v)) on such date less the fair market value (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Additional Securities so distributed applicable to one share of Common Stock and (ii) the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the "ex" date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Additional Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the “ex” date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Warrant holder shall have the right to receive upon exercise of a Warrant (or any portion thereof) the amount of Common Stock such Warrant holder would have received had such Warrant holder exercised such Warrant (or portion thereof) immediately prior to such "ex" date. In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such dividend or distribution had not been declared. If the Company's Board of Directors determines the fair market value of any distribution for purposes of this Section 12(a)(iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 12(a)(v) to the extent possible, unless the Company's Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Warrant holder.

In the event that the Company implements a new shareholder rights plan, such rights plan shall provide that upon exercise of the Warrants the Warrant holders will receive, in addition to the Common Stock issuable upon such exercise, the rights issued under such rights plan as if the Warrant holders had exercised the Warrants prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of exercise. Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 12(a)(iv).

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12(a)(iv) (and no adjustment to the Exercise Price under this Section 12(a)(iv) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitles the Warrant holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Exercise Price under this Section 12(a)(iv), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Exercise Price shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 12(a)(iv) and Sections 12(a)(i) and (iii), any dividend or distribution to which this Section 12(a)(iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12(a)(i) or 12(a)(iii) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 12(a)(iii) applies (and any Exercise Price reduction required by this Section 12(a)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price reduction required by Sections 12(a)(i) and (iii) with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 12(a)(i) and as "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 12(a)(iii) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 12(a)(i)).

(v)
In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 12(f) applies or as part of a distribution referred to in any other paragraph of this Section 12(a)), then immediately after the close of business on the "ex" date for the distribution, the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on such "ex" date by a fraction (A) the numerator of which shall be equal to the Current Market Price on the "ex" date less an amount equal to the quotient of (x) the aggregate amount of cash so distributed and (y) the number of shares of Common Stock outstanding on the "ex" date and (B) the denominator of which shall be equal to the Current Market Price on the "ex" date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the "ex" date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Warrant holder shall have the right to receive upon exercise of a Warrant (or any portion thereof) the amount of cash such Warrant holder would have received had such holder exercised such Warrant (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

The Company may make such reductions in the Exercise Price, in addition to those required by Sections 12(a)(i), (ii), (iii) or (iv) as the Company's Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(vi)	For purposes of Section 12, the following terms shall have the meaning indicated:

(1)
"Board Resolution" shall mean a copy of the resolution certified by Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company, and to be in full force and effect on the date of such certification and delivered to the Warrant Agent.

(2)
"Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the NASDAQ Global Select Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NASDAQ Global Select Market member firm selected from time to time by the Company's Board of Directors for that purpose, or a price determined in good faith by the Company's Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

(3)
"Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that also requires an adjustment to the Exercise Price pursuant to Section 12(a)(i), (ii), (iii) or (iv) occurs during such 10 consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Exercise Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that also requires an adjustment to the Exercise Price pursuant to Section 12(a)(i), (ii), (iii) or (iv) occurs on or after the "ex" date for the issuance or distribution for which such computation is being made and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Exercise Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Company's Board of Directors in a manner consistent with any determination of such value for purposes of Section 12(a)(iv), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this section, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

Notwithstanding the foregoing, whenever successive adjustments to the Exercise Price are called for pursuant to this Section 12(a), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12(a) and to avoid unjust or inequitable results as determined in good faith by the Company's Board of Directors.

(4)	"fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

(5)
"Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Company's Board of Directors or by statute, contract or otherwise).

(6)
"Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the NASDAQ Global Select Market or another national security market or exchange, a day on which the NASDAQ Global Select Market or such other national security market or exchange, as applicable, is open for business or (y) if the applicable security is quoted on the NASDAQ Global Select Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, a Business Day.

(b)
Exercise Price Reductions. To the extent permitted by applicable law, the Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Company's Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Exercise Price is reduced pursuant to the preceding sentence, the Company shall mail to each Warrant holder at its last address appearing on the Warrant register a notice of the reduction at least five days prior to the date the reduced Exercise Price takes effect, and such notice shall state the reduced Exercise Price and the period during which it will be in effect.

(c)
De Minimus Exception. No adjustment in the Exercise Price shall be required under this Section 12 unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

No adjustment need be made for a change in the par value or no par value of the Common Stock.

No adjustment need be made under this Section 12 if all Warrant holders participate in such transaction on a basis and with notice that the Company's Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of the Common Stock participate in the transaction.

No adjustment need be made for rights to purchase the Common Stock purchased at the fair market value thereof (determined by the Company's Board of Directors) pursuant to any of the Company's plans for reinvestment of dividends or interest.

Notwithstanding any other provision of this Section 12, no adjustment to the Exercise Price shall result in zero or in a negative number or shall reduce the Exercise Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Exercise Price to such par value (unless the Common Stock then has no par value in which case such purported adjustment shall instead reduce the Exercise Price to $0.001 per share).

To the extent the Warrants become exercisable for cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

(d)
Deferral of Issuable Common Stock or Cash in Lieu of any Fraction. In any case in which this Section 12 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 14.

(e)
Shares Held in Treasury. For purposes of this Section 12, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(f)
Effect of Reclassification, Consolidation, Merger or Sale of the Company. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation), (iii) any statutory exchange as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (such transaction, a "Statutory Exchange"), or (iv) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (each a "Fundamental Transaction"), then the Company or the successor or purchasing person, as the case may be, shall execute with the Warrant Agent (acting at the Company's written request and upon receipt of an officers, certificate of the Company certifying that such supplemental warrant agreement is authorized by and complies with the terms of this Warrant Agreement) a supplemental warrant agreement providing that such Warrant shall be exercisable for the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such Fundamental Transaction by a holder of a number of shares of Common Stock issuable upon exercise of such Warrants (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to exercise all such Warrants) immediately prior to such Fundamental Transaction, provided that, such holder of Common Stock did not exercise its rights of election, if any, that holders of Common Stock who were entitled to vote or consent to such transaction had as to the kind or amount of securities, cash or other property receivable upon such Fundamental Transaction (provided that, if the kind or amount of securities, cash or other property receivable upon such Fundamental Transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 12(f) the kind and amount of securities, cash or other property receivable upon such Fundamental Transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 12.

If, in the case of any such Fundamental Transaction, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock include shares of stock or other securities and assets of a person other than the successor or purchasing person, as the case may be, in Fundamental Transaction, then such supplemental warrant agreement shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holders of the Warrants as the Company's Board of Directors shall reasonably consider necessary by reason of the foregoing.

The Company shall cause notice of the execution of such supplemental warrant agreement to be mailed to each Warrant holder, at its address appearing on the Warrant register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental warrant agreement.

The above provisions of this Section 12(f) shall similarly apply to successive Fundamental Transactions.

(g)	Notice of Adjustment.

Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 15.

(h)	The Company Determination Final; Warrant Agent Disclaimer.

Any determination that the Company or the Company's Board of Directors must make pursuant to this Section 12 is (absent manifest error) conclusive if such determination is made in good faith.

The Warrant Agent has no duty to determine when an adjustment under this Section 12 should be made (if at all), how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental warrant agreement under Section 12(f) are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12. The Warrant Agent shall not be deemed to have knowledge of any adjustment under this Section 12 until it has received notice thereof pursuant to Section 15.

(i)	When Issuance or Payment May Be Deferred.

In any case in which this Section 12 shall require that an adjustment in the Exercise Price be made effective as of a Record Date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such Record Date the shares of the Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of the Common Stock and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 14; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of the Common Stock, other capital stock and cash (if any) upon the occurrence of the event requiring such adjustment.

(j)	Adjustment in Number of Shares.

Upon each adjustment of the Exercise Price pursuant to this Section 12, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted aggregate Exercise Price that number of shares of the Common Stock (calculated to the nearest hundredth) obtained from the following formula:

N' = N x E
E'

where:

N' =	the adjusted number of shares of the Common Stock issuable upon exercise of a Warrant by payment of the adjusted aggregate Exercise Price.

N =	the number of shares of the Common Stock previously issuable upon exercise of a Warrant by payment of the aggregate Exercise Price prior to adjustment.

E' =	the adjusted Exercise Price.

E =	the Exercise Price prior to adjustment.

(k)	Form of Warrant Certificate.

The Company may, but shall not be required to, issue new certificates or make a notation on any outstanding certificates to reflect any adjustment under this Section 12. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement

(l)	Mandatory Exercise of Warrants.

If and only if the Common Stock has a Closing Price of at least 150% of the Exercise Price (as adjusted from time to time) for 30 consecutive Trading Days ending on the Trading Day on or after December 21, 2007, the Company shall have the right, at its option, to cause all of the Warrants to be exercised in accordance with Section 7 by delivering to the holders of Warrants a written notice of its election to cause all of the Warrants to be exercised pursuant to this Section 12(l), which notice shall be not less than thirty (30) days nor more than sixty (60) days prior to the effectiveness of the date upon which such exercise shall become effective (the "Forced Exercise Date"). On the Forced Exercise Date, the Company shall deliver to the holders of Warrants a number of shares of Common Stock equal to the "Spread" as determined on the Forced Exercise Date; provided, however, that the Company may not cause such exercise of the Warrants if at the time of such exercise the Closing Price is not at least 150% of the Exercise Price (as adjusted from time to time) for 30 consecutive Trading Days. Notwithstanding anything contained herein to the contrary, the Company may not cause any or all of the Warrants to be exercised pursuant to the provisions of this Section 12(l) at any time that the registration statement to be filed pursuant to the Registration Rights Agreement is not effective.

SECTION 13. Priority Adjustments, Further Actions.(a) If any single action would require adjustment of the Exercise Price pursuant to more than one subsection of Section 12, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

(b)
The Company will not, by amendment of its charter or through any Fundamental Transaction or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of the Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of the Common Stock then authorized by the Company's charter and available for the purposes of issue upon such exercise. A Fundamental Transaction involving the Company covered by Section 12(f) shall not be prohibited by or require any adjustment under this Section 13.

SECTION 14. Fractional Interests. The Company shall not be required to issue fractional shares of the Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of the Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of the Common Stock purchasable on exercise of all of the Warrants so presented. If any fraction of a share of the Common Stock would, except for the provisions of this Section 14, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a share of the Common Stock and concurrently pay or provide to the Warrant Agent for repayment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the excess of the current market price of a share of the Common Stock for the day the Warrant was presented for exercise over the Exercise Price.

SECTION 15. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 12, the Company shall within 25 days thereafter (i) cause to be delivered to the Warrant Agent a certificate of a firm of independent public accountants selected by the Company's Board of Directors or other knowledgeable expert selected by the Company's Board of Directors setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of shares of the Common Stock (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted aggregate Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such registered holder's address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 15.

In case:

(a)
the Company shall authorize the issuance to all holders of shares of the Common Stock of options, warrants or other rights (howsoever classified) to subscribe for or purchase shares of the Common Stock or of any other subscription rights or warrants; or

(b)
the Company shall authorize the distribution to all holders of shares of the Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of the Common Stock or distributions referred to in Section 12(a)); or

(c)	of any Fundamental Transaction or a tender offer or exchange offer for shares of the Common Stock; or

(d)	of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(e)	the Company proposes to take any action (other than actions of the character described in Section 12(a)) which would require an adjustment of the Exercise Price pursuant to Section 12;

then, in each case, the Company shall cause to be delivered to the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at its address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of the Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of the Common Stock or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of the Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding up, or the vote upon any action.

Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

SECTION 16. Merger, Consolidation or Change of Name of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. If, at the time such successor to the Warrant Agent by merger or consolidation succeeds to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if, at that time any of the Warrant Certificates shall not have been countersigned, any such successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates in this Warrant Agreement.

SECTION 17. Warrant Agent. The Warrant Agent undertakes only the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(a)
The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

(b)
Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Company's Chairman of the Board, Chief Executive Officer, President or any Vice President and delivered to the Warrant Agent; and in reliance upon such certificate, the Warrant Agent shall take any action or omit to take any action authorized under the provisions of this Warrant Agreement. In the event the Warrant Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is uncertain of any action to take hereunder, the Warrant Agent, may, following prior written notice to the Company, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent.

(c)
The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement (including, without limitation, any adjustment of Exercise Price pursuant to Section 12, the authorization or reservation of shares of Common Stock pursuant to Section 10 or the due execution and delivery by the Company of this Warrant Agreement or any Warrant Certificate) or in the Warrant Certificates to be complied with by the Company.

(d)
The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company or an employee of the Warrant Agent) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

(e)
The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Warrant Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent. The Warrant Agent shall not be required to take instructions or directions except those given in accordance with this Warrant Agreement.

(f)
The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or unintentional misconduct of any such attorneys or agents or for any loss to the Company or the holders of the Warrants resulting from any such act, default, neglect or unintentional misconduct, absent gross negligence, willful misconduct or bad faith (as each is determined by a final non-appealable order of a court of competent jurisdiction) in the selection and continued employment thereof.

(g)
The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Warrants and/or Warrant Certificates.

(h)
The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication).

(i)
The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all expenses (including reasonable counsel fees), taxes (including withholding taxes) and governmental charges and other charges of any kind and nature actually incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Warrant Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Warrant Agreement except as a result of its gross negligence, bad faith or willful misconduct (as each is determined by a final non-appealable order of a court of competent jurisdiction).

(j)
The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred.

(k)
Except as otherwise prohibited by applicable law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(l)
The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement, except for its own gross negligence, bad faith or willful misconduct (as each is determined by a final non-appealable order of a court of competent jurisdiction); provided that in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. This Warrant Agreement shall not be deemed to create a fiduciary relationship between the parties hereto or between the Warrant Agent and the holders of the Warrants under state or federal law.

(m)
The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or the number of the shares of Common Stock or other securities or property deliverable as provided in this Warrant Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any shares of the Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such shares of the Common Stock or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto. The Warrant Agent shall not be accountable with respect to the calculation of the "Spread" pursuant to Section 7.

(n)	All rights and obligations contained in this Section 17 and Section 18 shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

(o)
The Warrant Agent shall never be required to use or advance its own funds or otherwise incur personal liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

SECTION 18. Expenses. All expenses incident to the Company's performance of or compliance with this Warrant Agreement will be borne by the Company, including without limitation: (i) all expenses of printing Warrant Certificates; (ii) messenger and delivery services and telephone calls; (iii) all fees and disbursements of counsel for the Company; (iv) all fees and disbursements of independent certified public accountants or knowledgeable experts selected by the Company; and (v) the Company's internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties).

SECTION 19. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The registered holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent for cause and appoint a successor to such Warrant Agent; provided that the Warrant Agent so appointed shall be acceptable to the Company. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

SECTION 20. Notices to the Company and Warrant Agent. Any notice or demand authorized or permitted by this Warrant Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

RCN Corporation
196 Van Buren Street
Herndon, VA 20170
Facsimile No.: (703) 434-8461
Attention: Benjamin Preston, General Counsel

with a copy to (which shall not constitute notice to the Company):

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005
Facsimile: (212) 822-5899
Attention: Thomas Janson

Any notice pursuant to this Warrant Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent at the Warrant Agent Office as follows:

HSBC Bank USA, National Association, as Warrant Agent
452 Fifth Avenue
New York, NY 10018
Facsimile: (212) 525-1300
Attention: Corporate Trust and Loan Agency

SECTION 21. Supplements and Amendments. The Company and the Warrant Agent (acting at the Company's written request and upon receipt of an officers, certificate of the Company certifying that such supplemental warrant agreement is authorized by and complies with the terms of this Warrant Agreement) may from time to time supplement or amend this Warrant Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates. Any amendment or supplement to this Warrant Agreement that has an adverse effect on the interests of holders of the Warrants shall require the written consent of registered holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its controlled affiliates). The consent of each holder of a Warrant affected shall be required for any amendment of this Warrant Agreement pursuant to which the Exercise Price would be increased or the number of shares of the Common Stock purchasable upon exercise of the Warrants would be decreased. The Warrant Agent shall have no duty to determine whether any such amendment would have an adverse effect on the interests of the holders of the Warrants, and may rely conclusively on the certificate of the Company delivered pursuant to this Section 21 as to whether or not the consent of the holders is required and whether or not any amendment would have an adverse effect. The Warrant Agent may, but shall not be obligated to, execute any amendment or supplement which adversely affects the rights or increases the duties or obligations of the Warrant Agent.

SECTION 22. Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 23. Termination. This Warrant Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date. Notwithstanding the foregoing, this Warrant Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. The provisions of Section 11 and 17 shall survive such termination.

SECTION 24. Governing Law; Jurisdiction. This Warrant Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the internal laws of said State. The parties hereto irrevocably consent to the jurisdiction of the state and federal courts sitting in the City of New York in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement.

SECTION 25. Benefits of this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any person other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Warrant Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

SECTION 26. Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 27. Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Warrant Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

SECTION 28. Entire Agreement. This Warrant Agreement and the Warrant Certificates constitute the entire agreement of the Company, the Warrant Agent and the registered holders of the Warrant Certificates with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the registered holders of the Warrant Certificates with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

RCN CORPORATION

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION,
as Warrant Agent

By:
Name:
Title:

Exhibit A

Form of Warrant Certificate

 THIS WARRANT AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, (3) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. WARRANTS AND THE SHARES OF COMMON STOCK RECEIVED ON EXERCISE OF A WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED THEREBY.

[Face of Warrant Certificate]

EXERCISABLE ON OR AFTER THE DATE OF THIS WARRANT CERTIFICATE AND
PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JUNE 21, 2012 AND
ONLY IF COUNTERSIGNED BY THE WARRANT AGENT

RCN CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

No. NIW _____ CUSIP No. [ ] __________ Warrants

WARRANTS

This certifies that __________________________, or registered assigns, is the registered holder of ____________ warrants (the "Warrants"), to purchase shares of common stock, par value $0.01 per share (the "Common Stock"), of RCN Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise at any time on or after the date of this Warrant Certificate and prior to 5:00 p.m., New York City Time, on June 21, 2012 to receive from the Company its pro rata portion, as determined pursuant to the Warrant Agreement (as defined below), of fully paid and nonassessable shares of Common Stock for each Warrant at the initial exercise price (the "Exercise Price") of $25.16 per share payable (i) in United States dollars or (ii) by certified or official bank check for United States Dollars made payable to the order of "RCN Corporation." In lieu of payment of the aggregate Exercise Price as aforesaid and subject to applicable law, the holder of a Warrant may request the payment by the Company of the "Spread", which shall, subject to Section 14 of the Warrant Agreement, dated as of May___, 2007, by and between the Company and HSBC Bank USA, National Association, as Warrant Agent (the "Warrant Agreement"), be delivered by the Company by delivering to such Warrant holder a number of shares of Common Stock equal to (a)(i) the product of (x) the current market price per share of Common Stock (as of the date of receipt of the request by the Company), multiplied by (y) the number of shares of Common Stock underlying the Warrants being exercised, minus (ii) the product of (x) the Exercise Price, multiplied by (y) the number of shares of Common Stock underlying the Warrants being exercised, divided by (b) the current market price per share of Common Stock (as of the date of receipt of the request by the Company). The Exercise Price and number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. No Warrant may be exercised after 5:00 p.m., New York City Time, on June 21, 2012, and to the extent not exercised by such time such Warrants shall become void. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. Reference is made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, RCN Corporation has caused this Warrant Certificate to be signed by the undersigned President and the undersigned Secretary of the Company and has caused its corporate seal to be imprinted hereon.

Dated:

RCN CORPORATION

By:
Name:
Title:

By:
Name:
Title: Secretary

Countersigned: (seal)

HSBC Bank USA, National Association,
as Warrant Agent

By:
Name:
Title:

[Reverse of Warrant Certificate]
RCN CORPORATION (WARRANT)

By accepting a Warrant Certificate, each holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Secretary of the Company) and any amendments thereto as fully and effectively as if such holder had signed the same.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants by the Company expiring at 5:00 p.m., New York City Time, on June 21, 2012, entitling the holder upon proper exercise to receive shares of Common Stock and are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

The holder of the Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth below on this Warrant Certificate properly completed and executed, together with payment of the aggregate Exercise Price in accordance with the provisions set forth on the face of this Warrant Certificate. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants evidenced by this Warrant Certificate, in each case, set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant may be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value in lieu thereof determined as provided in the Warrant Agreement.

Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant

Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

The Warrant Agreement permits, with certain exceptions therein provided, the supplementing or amendment thereof at any time by the Company and the Warrant Agent with the written consent of registered holders of a majority of the then outstanding unexercised Warrants (excluding Warrants held by the Company or any of its controlled affiliates). Any such consent by or on behalf of a holder of a Warrant shall be conclusive and binding upon such holder and upon all future holders of this Warrant Certificate and any Warrant Certificate issued upon the registration of transfer thereof or in exchange thereof whether or not notation of such consent is made upon such Warrant Certificate or any other Warrant Certificate.

Form of Assignment

[Form of Assignment to be Executed if Holder Desires to Transfer Warrants Evidenced Hereby]

ASSIGNMENT

(To Be Executed by the Registered Holder in Order to Assign Warrants)

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
______________________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS,
INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ____________________________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

           Dated __________, ___ ___________________________________
Signature(s)*

___________________________________
___________________________________
Security or Taxpayer Identification Number)

_______________

Signature(s) Guaranteed*

Form of Election to Purchase
[To Be Executed Upon Exercise Of Warrant]

NOTICE OF EXERCISE
(To Be Executed by the Registered Holder in Order to Exercise Warrants)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of the Common Stock and herewith tenders payment for such shares to the order of RCN Corporation in the amount of $25.16 per share of the Common Stock (subject to adjustment) in accordance with the terms of the Warrant Agreement, in cash or by certified or official bank check made payable to the order of the Company.

______________________________________________________________________________

REQUEST FOR PAYMENT OF SPREAD

[ ]	Please check if the undersigned, in lieu of tendering the cash payment, as aforesaid, hereby requests the payment of the "Spread" within the meaning of Section 7 of the Warrant Agreement.

______________________________________________________________________________
The undersigned requests that a certificate for such shares be registered in the name of:
______________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

and be delivered to:_______________________________________________ (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

______________________________________________________________________________

(PLEASE PRINT OR TYPE ADDRESS)

          Dated __________, ___ ___________________________________
Signature(s)*

___________________________________
___________________________________
Security or Taxpayer Identification Number)

_______________

Signature(s) Guaranteed*

*
THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BEAR A SIGNATURE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" AS DEFINED IN RULE 17Ad-15(2) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.